Exhibit 99.1
Consolidated Financial Statements and Report of
Independent Certified Public Accountants
Ergotron, Inc. and Subsidiaries
December 31, 2009 and 2008

Report of Independent Certified Public Accountants
Board of Directors and Stockholders
Ergotron, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of Ergotron, Inc. (a Minnesota Corporation) and Subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ergotron, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note B, the Company adopted new accounting guidance on January 1, 2009 related to the accounting for uncertainty in income tax reporting.
/s/ Grant Thornton LLP
Minneapolis, Minnesota
April 27, 2010

CONSOLIDATED FINANCIAL STATEMENTS

Ergotron, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 31,

	2009	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,241,377	$1,853,811
Accounts receivable, net	27,143,433	21,933,671
Inventories	11,980,003	16,214,673
Prepaid expenses and other assets	784,743	724,061
Income taxes receivable	643,359	919,313
Deferred income taxes	1,926,754	2,295,952

Total current assets	49,719,669	43,941,481

PROPERTY, PLANT AND EQUIPMENT, net	12,413,662	12,947,880

OTHER ASSETS
Goodwill	192,784	192,784
Patents, net	891,467	1,337,132
Deferred income taxes	459,406	1,392,519
Other assets	4,343	9,563

Total other assets	1,548,000	2,931,998

	$63,681,331	$59,821,359

The accompanying notes are an integral part of these financial statements.

Ergotron, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 31,

	2009	2008
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term obligations	$8,317,112	$225,000
Current maturities of other long-term liabilities	207,986	217,527
Accounts payable	30,110,871	28,790,167
Accrued expenses	4,743,544	2,833,080
Accrued royalties — related party	313,156	253,634
Income tax payable	1,692,492	1,227,867

Total current liabilities	45,385,161	33,547,275

LONG-TERM OBLIGATIONS, less current maturities	—	13,565,745

OTHER LONG-TERM LIABILITIES, less current maturities	—	229,986

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Class A common stock — $.01 par value; voting — 15,000,000 shares authorized, 8,581,396 and 6,758,898 shares issued and outstanding at December 31, 2009 and 2008, respectively	85,814	67,589
Class B common stock — $.01 par value; nonvoting — 2,500,000 shares authorized, 912,300 shares issued and outstanding at December 31, 2009 and 2008	9,123	9,123
Undesignated common stock, $.01 par value — 2,500,000 shares authorized, none issued and outstanding	—	—
Additional paid-in capital	14,199,345	5,291,578
Shareholder note and interest receivable	(8,675,497)	—
Retained earnings	12,886,868	7,369,659
Accumulated other comprehensive loss	(209,483)	(259,596)

Total stockholders’ equity	18,296,170	12,478,353

	$63,681,331	$59,821,359

The accompanying notes are an integral part of these financial statements.

Ergotron, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31,

	2009	2008	2007
Sales	$151,352,020	$145,207,710	$132,243,130

Cost of goods sold	97,045,840	97,536,099	86,560,255

Gross profit	54,306,180	47,671,611	45,682,875

Operating expenses	37,769,529	37,032,156	37,027,152
Litigation costs	—	8,314,262	338,113

Operating income	16,536,651	2,325,193	8,317,610

Other income (expense):
Interest expense	(415,559)	(742,542)	(436,779)
Interest income	46,227	32,692	217,342
Other, net	201,384	174,669	80,126

Income before income tax expense	16,368,703	1,790,012	8,178,299

Income tax expense	5,104,646	270,971	2,504,000

NET INCOME	$11,264,057	$1,519,041	$5,674,299

The accompanying notes are an integral part of these financial statements.

Ergotron, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Years ended December 31,

	Class A		Class B		Additional	Shareholder		Other
	common stock		common stock		paid-in	note and interest	Retained	comprehensive
	Shares	Amount	Shares	Amount	capital	receivable	earnings	income (loss)	Total
Balance at December 31, 2006	7,994,017	$79,940	956,882	$9,569	$5,044,231	$—	$13,576,681	$125,014	$18,835,435

Comprehensive income:
Net income	—	—	—	—	—	—	5,674,299	—	5,674,299
Other comprehensive income (expense):
Currency translation adjustments	—	—	—	—	—	—	—	259,950	259,950
Net loss interest rate swap agreements, net of tax	—	—	—	—	—	—	—	(75,000)	(75,000)

Total comprehensive income									5,859,249

Issuance of Class A common stock:
Pursuant to stock option agreements	177,835	1,778	—	—	541,565	—	—	—	543,343
Acquisition of affiliated company	80,000	800	—	—	439,200	—	—	—	440,000

Exchange of Class A common stock for Class B common stock	(43,586)	(436)	43,586	436	—	—	—	—	—

Redemption and retirement of common stock	(1,479,047)	(14,790)	(88,168)	(882)	(1,080,705)	—	(13,400,362)	—	(14,496,739)

Stock-based compensation	—	—	—	—	97,167	—	—	—	97,167

Balance at December 31, 2007	6,729,219	67,292	912,300	9,123	5,041,458		5,850,618	309,964	11,278,455

Comprehensive income:
Net income	—	—	—	—	—	—	1,519,041	—	1,519,041
Other comprehensive income (loss):
Currency translation adjustments	—	—	—	—	—	—	—	(478,560)	(478,560)
Net loss interest rate swap agreements, net of tax	—	—	—	—	—	—	—	(91,000)	(91,000)

Total comprehensive income									949,481

Issuance of Class A common stock:
Pursuant to stock option agreements	29,679	297	—	—	83,346	—	—	—	83,643

Stock-based compensation	—	—	—	—	166,774	—	—	—	166,774

Balance at December 31, 2008	6,758,898	67,589	912,300	9,123	5,291,578	—	7,369,659	(259,596)	12,478,353
The accompanying notes are an integral part of these financial statements.

Ergotron, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY — CONTINUED
Years ended December 31,

	Class A		Class B		Additional	Shareholder		Other
	common stock		common stock		paid-in	note and interest	Retained	comprehensive
	Shares	Amount	Shares	Amount	capital	receivable	earnings	income (loss)	Total
Adjustment for the adoption of uncertain tax positions	—	$—	—	$—	$—	$—	$(1,000,000)	$—	$(1,000,000)

Comprehensive income:
Net income	—	—	—	—	—	—	11,264,057	—	11,264,057
Other comprehensive income (loss):
Currency translation adjustments	—	—	—	—	—	—	—	(23,887)	(23,887)
Net gain interest rate swap agreements, net of tax	—	—	—	—	—	—	—	74,000	74,000

Total comprehensive income									11,314,170

Cash advances and interest on shareholder note receivable	—	—	—	—	—	(805,501)	—	—	(805,501)

Dividends paid	—	—	—	—	—	—	(4,746,848)	—	(4,746,848)

Issuance of Class A common stock:
Pursuant to stock option agreements, net of shareholder note receivables	1,831,424	18,314	—	—	8,230,902	(7,869,996)	—	—	379,220

Redemption and retirement of common stock	(8,926)	(89)			(57,662)	—			(57,751)

Stock-based compensation	—	—	—	—	188,588	—	—	—	188,588

Tax benefits related to stock option exercises	—	—	—	—	545,939	—	—	—	545,939

Balance at December 31, 2009	8,581,396	$85,814	912,300	$9,123	$14,199,345	$(8,675,497)	$12,886,868	$(209,483)	$18,296,170

The accompanying notes are an integral part of these financial statements.

Ergotron, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31,

	2009	2008	2007
Cash flows from operating activities:
Net income	$11,264,057	$1,519,041	$5,674,299
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax	1,849,433	(2,219,353)	36,579
Depreciation and amortization	4,794,696	4,054,284	3,374,330
Equity in income of unconsolidated affiliate	—	—	(125,767)
Stock-based compensation	188,588	166,774	97,162
Excess tax benefits from stock-based compensation	(545,939)	—	—
Other	63,950	(80,857)	(31,015)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(5,559,960)	(488,829)	923,553
Inventories	4,234,671	(3,218,497)	(121,258)
Prepaid expenses and other assets	293,185	(372,676)	(44,043)
Other assets	—	42,162	(78,469)
Accounts payable	2,138,753	1,002,960	7,412,371
Accrued expenses and accrued royalties — related party	1,935,168	(2,599,840)	(394,135)
Income taxes payable	(255,007)	356,420	523,190
Other long-term liabilities	(239,527)	(492,783)	(470,770)

Net cash provided by (used in) operating activities	20,162,068	(2,331,194)	16,776,027

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,809,229)	(4,654,754)	(3,123,951)
Proceeds from disposals of property, plant and equipment	10,050	28,692	—
Business acquisition, net of acquired cash, minority interest and excess net assets acquired over purchase price	—	—	244,556

Net cash used in investing activities	(3,799,179)	(4,626,062)	(2,879,395)

Ergotron, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED
Years ended December 31,

	2009	2008	2007
Cash flows from financing activities:
Payments on revolving line of credit	$(39,484,542)	$(96,254,508)	$(3,733,485)
Borrowings on revolving line of credit	34,235,909	97,544,422	12,428,065
Net change in related party note payable	—	—	(390,790)
Checks written in excess of bank balance	(820,496)	(129,538)	856,675
Repayment of long-term debt	(225,000)	(600,000)	(1,125,000)
Dividends paid to shareholders	(4,746,848)	—	—
Excess tax benefits from stock-based compensation	545,939	—	—
Redemption and retirement of common stock	(57,751)	—	(14,496,739)
Cash advances and interest on shareholder note receivables	(805,501)	—	—
Issuance of common stock, net of shareholder note receivables	379,220	83,643	983,343

Net cash provided by (used in) financing activities	(10,979,070)	644,019	(5,477,931)

Effect of exchange rate changes on cash and cash equivalents	3,747	(451,642)	62,328

Net increase (decrease) in cash and cash equivalents	5,387,566	(6,764,879)	8,481,029

Cash and cash equivalents at beginning of year	1,853,811	8,618,690	137,661

Cash and cash equivalents at end of year	$7,241,377	$1,853,811	$8,618,690

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$470,176	$644,069	$437,100
Income taxes	$4,154,481	$2,482,371	$2,114,775

Cash received during the year for:
Interest	$8,870	$32,693	$217,342
Income taxes	$708,339	$177,715	$159,613
The accompanying notes are an integral part of these financial statements.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2009, 2008 and 2007
NOTE A — NATURE OF BUSINESS
Ergotron, Inc. (“Ergotron” or the “Company”) designs and manufactures digital display and computer mounting solutions including wall and desk mount arms, desk stands, powered and non-powered mobile carts, pivots and vertical lifts. The Company has manufacturing and warehouse facilities in Minnesota, the Netherlands and the Peoples Republic of China, with sales offices, channel distribution partners and customers throughout the world. Ergotron’s core products are designed with patented Constant Force (CF™) lift-and-pivot motion technology, and require less user effort to achieve more motion. Ergotron is a global company focused on channel distribution, consumer, and original equipment manufacturer (OEM) business.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of Ergotron, Inc. and its majority owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation. Transactions in foreign currencies are translated into United States dollars at the exchange rates at the dates of transactions. Assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rate at the balance sheet date.
Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.
Cash and Cash Equivalents
The Company considers all highly liquid temporary investments with an original maturity date of three months or less when purchased to be a cash equivalent. Cash and cash equivalents are stated at cost, which approximates market. The Company maintains cash balances in bank deposit accounts that may exceed the limits of, or not be covered by, federal depository insurance. The Company has not experienced any losses in such accounts. Management does not believe the Company is exposed to any significant credit risk related to cash balances. Checks written in excess of bank balances are included in accounts payable. At December 31, 2009 and 2008, $2,972,817 and $1,805,282 was held in foreign banks in China, Japan, Canada, France, Germany, the United Kingdom and The Netherlands.
Comprehensive Income (Loss)
Comprehensive income (loss) represents net income adjusted for foreign currency translation adjustments and unrealized gain or loss on derivative instruments which is shown in the consolidated statements of changes in stockholders’ equity.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Accounts Receivable
The Company’s accounts receivable are due from customers in a variety of industries. The Company grants credit to customers in the normal course of business, but generally does not require collateral to support the amounts due. Accounts receivable are stated at amounts due from customers net of allowances for doubtful accounts, returns and sales price adjustments. Accounts outstanding longer than the contractual payment terms are considered past due.
The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible. The Company’s uncollectible accounts experience has been within management expectations.
Management estimates the allowances for returns and sales price adjustments at the time of sale based on contractual arrangements and historical experience and makes subsequent adjustments to its estimates as actual returns and price adjustments become known or the amounts are determinable.
Inventories
Inventories are stated at the lower of cost or market with cost determined on the first-in, first-out cost method (FIFO) or the average cost method which approximates FIFO.
Impairment of Long-Lived Assets
The Company policy is that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no events in 2009, 2008 or 2007 indicating an impairment analysis was required to be performed and, accordingly, there were no impairment changes during the years ended December 31, 2009, 2008 and 2007.
Property, Plant and Equipment
The components of property, plant and equipment are carried at cost. For financial reporting purposes, the Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. The estimated useful lives for leasehold improvements are the shorter of the estimated useful life or the related lease term. For tax purposes, the Company employs the most advantageous asset lives and methods of depreciation allowable in the tax jurisdictions that apply to individual assets. In general, depreciation amounts for tax purposes differ from the amounts for financial reporting purposes. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized. The cost of maintenance and repairs is expensed as incurred while significant renewals and betterments are capitalized.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Investment in Unconsolidated Affiliate
During 2005, the Company invested in a joint venture resulting in a 25% ownership interest. The Company acquired a controlling interest in the joint venture in July 2007. Prior to acquiring the controlling interest, the Company accounted for its investment in the joint venture in accordance with the equity method. Accordingly, the Company recognized income of $125,767 in 2007 for the Company’s share of joint venture operating results.
Goodwill
The Company tests recoverability of goodwill annually, or more frequently if impairment indicators arise. The Company has elected to perform its annual tests of goodwill impairment as of December 31 of each year. The Company uses a two-phase process for impairment testing of goodwill. The first phase screens for impairment, while the second phase (if necessary) measures the impairment. Based on the first phase test, the Company’s fair value exceeds the carrying value, resulting in no goodwill impairment as of December 31, 2009 and 2008.
Patents
Patents are reported net of accumulated amortization of $2,627,918 and $2,182,253 as of December 31, 2009 and 2008, respectively. Patents are amortized using the straight-line method over their estimated useful lives of seven years. Patent amortization expense charged to operations was $445,665 in 2009, 2008 and 2007. The weighted-average remaining life of patents is approximately two years. Patent amortization expense for each of the years ending December 31, 2010 through 2012 is expected to be $445,665.
Income Taxes
Income tax amounts in the consolidated financial statements are provided to reflect the tax effects of transactions reported in the consolidated financial statements and consist of both currently payable and deferred income taxes. Deferred income taxes arise from temporary differences between the financial and tax bases of certain assets and liabilities. Temporary differences that result in deferred income taxes include allowance for doubtful accounts, inventory valuation, deferred compensation, stock-based compensation, reserve for warranty costs, accrued legal expenses and depreciation.
Effective January 1, 2009, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognized $1,000,000 of tax benefits for uncertain tax positions on January 1, 2009, as an adjustment to retained earnings. The December 31, 2009 liability for unrecognized tax benefits, not including accrued interest and penalties remained unchanged.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
The total amount of interest and penalties recognized during 2009 in the Company’s consolidated statements of operations was $0. The total amount of interest and penalties recognized at December 31, 2009 in the Company’s consolidated balance sheets was $257,000. The Company recognizes interest and penalties related to unrecognized tax benefits in the provision for income taxes.
The amount of unrecognized tax benefits is not expected to significantly increase or decrease during the twelve months beginning January 1, 2010.
The Company files income tax returns in the United States federal jurisdiction and in various states and foreign jurisdictions. In most cases, the Company is no longer subject to United States federal, state, and local, or non-United States income tax examination by tax authorities for years before 2005.
Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, title and risk of loss passes to the customer, generally upon shipment of goods, the price is fixed and collectibility is reasonably assured.
Shipping and handling charges billed to customers are included in sales. Shipping and handling costs incurred by the Company for the delivery of goods to customers are included in cost of goods sold. Sales and value added taxes are presented on a net basis and excluded from sales.
Warranty
The Company estimates warranty cost at the time of sale based on historical rates and trends and makes subsequent adjustments to its estimates as actual claims become known or the amounts are determinable. The Company had accrued warranties, included in accrued expenses, of $1,400,000 and $575,000 at December 31, 2009 and 2008.
Product Development and Advertising
Product development and advertising costs are expensed as incurred. Product development costs were $4,847,445, $5,053,569 and $5,253,047 in 2009, 2008 and 2007, respectively. Advertising costs were $1,769,769, $1,338,136 and $1,432,400 in 2009, 2008 and 2007, respectively.
Stock-Based Compensation
The Company recognizes compensation expense for all share-based payment awards made to employees and non-employees in the consolidated statement of operations based on the fair value at the date of grant. Stock-based compensation expense is recognized on a straight-line basis over the vesting period for all awards, net of an estimated forfeiture rate, resulting in the recognition of compensation expense for only those shares expected to vest. Compensation expense is recognized for all awards over the vesting period to the extent the employees or non-employees meet the requisite service requirements, whether or not the award is ultimately exercised. Conversely when an employee or non-employee does not meet the requisite service requirements and forfeits the award prior to vesting, any compensation expense previously recognized for the award is reversed.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Derivative Instruments and Hedging Activities
The Company accounts for all derivatives, including those embedded in other contracts, to be recognized as either assets or liabilities and that those financial instruments be measured at fair value. The accounting for changes in the fair value of derivatives depends on their intended use and designation. The Company has interest rate swap agreements in conjunction with its credit agreement (Note F). The aggregate fair value liability of $144,000 is included in current maturities of other long term liabilities as of December 31, 2009 and $166,000 is included in other long-term liabilities as of December 31, 2008.
Fair Value Measurements
The Company defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that are used by the Company to measure fair value:
•	Level 1 — quoted prices in active markets for identical assets and liabilities

•	Level 2 — observable inputs other than quoted prices in active markets for identical assets and liabilities

•	Level 3 — unobservable inputs in which there is little or no market data available, which require the reporting entity to develop its own assumptions
The fair value of the Company’s interest rate swap agreements were determined based on Level 2 inputs.
Estimates
Preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding the reported amounts of assets and liabilities at the date of the consolidated financial statements, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.
Subsequent Events
The Company adopted requirements within ASC 855, Subsequent Events, which introduces new terminology, defines a date through which management must evaluate subsequent events, and lists the circumstances under which an entity must recognize and disclose events or transactions occurring after the balance sheet date.
The Company evaluated its 2009 consolidated financial statements for subsequent events through April 27, 2010, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE C — ACQUISITION OF AFFILIATE
In 2005, the Company entered into a joint venture agreement with Min Aik Technology Company Ltd (MAT) to form International Capital Holding Co., Ltd. (ICH) for the purpose of achieving low-cost manufacturing capabilities in The Peoples Republic of China for the manufacture of the Company’s products. Initially, the Company owned a 25% interest in ICH. On December 16, 2006, the Board of Directors of the Company approved a plan to acquire an additional 26% percent ownership in ICH in exchange for 80,000 shares of the Company’s Class A Common Stock. The purchase was completed in July 2007, which resulted in the Company owning a 51% controlling interest in ICH. The value of the stock as established by the Board of Directors on the date of the acquisition was $5.50 per share for a total price of $440,000. The Company’s Board of Directors approved a plan to acquire the remaining 49% of ICH in exchange for cash of $3,000,000, which was completed in December 2007. Upon the acquisition of the remaining ownership in the joint venture entity, the Company terminated the joint venture agreement with MAT. The acquisition of ICH gives the Company greater control over the manufacturing process and cost structure, and improves the strategic value of the Company’s supply chain.
Prior to acquiring the controlling interest in ICH, the Company had invested $775,000 in the joint venture and recorded income using the equity method totaling $125,767 for the six-month period ended June 30, 2007 for its 25% share of the joint venture’s annual operating results. The Company has been consolidating ICH’s financial information since July 2007.
The Company purchased finished goods and tooling totaling $22,965,124 from the joint venture during the six months ended June 30, 2007.
The 2007 acquisitions were accounted for as a step acquisition under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The purchase price was allocated as follows:

Cash	$3,400,066
Accounts receivable (due from the Company)	13,746,023
Inventories	1,899,364
Other assets and property and equipment	1,819,612
Liabilities assumed	(16,307,666)
Less value of Company’s previous 25% interest	(1,039,829)

Net assets acquired and contributed	3,517,570
Less gain realized on acquisition	(77,570)

Total merger purchase price	$3,440,000

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE D — ACCOUNTS RECEIVABLE
Accounts receivable consisted of the following at December 31:

	2009	2008
Trade accounts receivable	$29,480,154	$23,944,212
Less allowance for doubtful accounts	(33,311)	(33,285)
Less allowance for returns and sales price adjustments	(2,303,410)	(2,327,635)

Net trade accounts receivable	27,143,433	21,583,292

Other accounts receivable	—	350,379

Accounts receivable, net	$27,143,433	$21,933,671

The Company had three customers each representing ten percent or more of sales for each of the years ended December 31, 2009 and 2008 and, in the aggregate, totaling approximately 49% and 48% of the respective year’s sales. These customers represent approximately 55% and 21% of accounts receivable at December 31, 2009 and 2008, respectively.
NOTE E — INVENTORIES
Inventories consisted of the following at December 31:

	2009	2008
Raw materials and packaging	$2,871,462	$6,241,518
Work-in-process	25,450	82,922
Finished goods	9,083,091	9,890,233

Total inventories	$11,980,003	$16,214,673

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE F — PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consisted of the following at December 31:

	Estimated life
	in years	2009	2008
Land		$655,000	$655,000
Building and building improvements	10 – 40	6,161,617	6,161,617
Furniture, office equipment, and leasehold improvements	3 – 10	2,717,270	2,720,442
Tooling, machinery and equipment	2 – 10	14,044,492	10,799,144
Computer equipment	3 – 10	6,762,287	6,664,732
Vehicles	4 – 5	74,159	74,159

Total property, plant and equipment at cost		30,414,825	27,075,094
Less accumulated depreciation and amortization		18,001,163	14,127,214

		$12,413,662	$12,947,880

Depreciation expense charged to operations related to property, plant and equipment was $4,343,811 in 2009, $3,603,398 in 2008 and $2,922,330 in 2007.
NOTE G — FINANCING ARRANGEMENTS
          The Company’s financing arrangements consisted of the following at December 31:

	2009	2008
Long-term obligations:
Mortgage loan, payable in monthly installments of $18,750 through November 2010, plus interest	$3,581,250	$3,806,250

Revolving line of credit, variable interest, effective rate of 4.5% at December 31, 2009 and 1.65% at December 31, 2008, due July 31, 2010	4,735,862	9,984,495

	8,317,112	13,790,745
Less current maturities of long-term obligations	8,317,112	225,000

	$—	$13,565,745

The Company has a credit agreement with Wells Fargo Bank National Association consisting of a mortgage loan and a revolving line of credit. The credit agreement incorporates security agreements pledging all rights to payment, inventory, and equipment as security for the loans. The mortgage loan is secured by real property located at the Company’s world headquarters in Eagan, Minnesota.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE G — FINANCING ARRANGEMENTS — Continued
Mortgage Loan
The mortgage loan bears interest at a fluctuating rate equal to daily LIBOR plus 1.75%. At December 31, 2009 and 2008 the effective interest rates were 1.919% and 1.885%, respectively. In conjunction with the mortgage loan, the Company entered into two interest rate swap agreements in the total notional amount of $3,581,250 at December 31, 2009 and $3,806,250 at December 31, 2008, at a weighted-average fixed rate of 6.66%. These swap agreements have been designated as an interest rate hedge against the floating LIBOR rate associated with the mortgage loan, effectively fixing the mortgage loan at the weighted-average fixed swap rate. The total notional amount of the swap agreements will decrease by $18,750 per month through October 2010, with a final reduction of the balance in November 2010.
Revolving Line of Credit
The revolving line of credit provides for available borrowings of $18,000,000 through January 1, 2010. After January 1, 2010, the available borrowings are reduced to $13,500,000 through July 31, 2010. Interest under the new line of credit is at a fluctuating rate of 2.25% above 30 day LIBOR subject to a minimum interest rate of 4.5%. Borrowings under the line of credit are not limited to any borrowing base calculation. The Company expects to renew its revolving line of credit in 2010 under similar terms and conditions.
All amounts due on the revolving line of credit and long-term obligations may be paid in part or in full at any time prior to maturity without penalty. The interest rate swap agreements if sold or terminated prior to maturity will result in gain or loss to the Company. The credit agreement requires the Company to meet certain financial covenants as defined in the agreement. At December 31, 2009, the Company was in compliance with all covenants and terms of the agreement.
NOTE H — LEASE COMMITMENTS
Company as Lessee
The Company leases office space, various vehicles and equipment used to conduct business operations, which are accounted for as operating leases. Aggregate monthly rental payments for these leases total approximately $101,000 and expire between February 2010 and February 2014. Rent expense for operating leases was $1,128,284, $1,428,123 and $961,834 in 2009, 2008 and 2007.
Approximate future minimum lease payments for operating leases as of December 31, 2009, are as follows:

Year ending
December 31
2010	$822,000
2011	352,000
2012	248,000
2013	201,000
2014	34,000

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE H — LEASE COMMITMENTS — Continued
Company as Lessor
The Company rents office and warehouse space under an operating lease agreement that requires monthly base rental payments to the Company plus the tenant’s pro rata share of real estate taxes and operating costs. Aggregate monthly base rental payments total approximately $12,000 and expire in March 2011. Rental income including the pro rata share of real estate taxes and operating costs was $189,434, $190,963 and $184,460 in 2009, 2008 and 2007.
Approximate future minimum rental receipts under the lease at December 31, 2009 are as follows:

Year ending
December 31
2010	$148,000
2011	37,000
NOTE I — INCOME TAXES
          Income tax expense (benefit) consisted of the following for the year ended December 31:

	2009	2008	2007
Current:
Federal	$2,247,880	$1,217,293	$2,321,573
State and foreign	1,502,454	1,273,031	145,848

Current portion of income tax expense	3,750,334	2,490,324	2,467,421

Deferred:
Federal	1,233,020	(1,969,929)	36,427
State and foreign	121,292	(249,424)	152

Deferred portion of income tax expense (benefit)	1,354,312	(2,219,353)	36,579

	$5,104,646	$270,971	$2,504,000

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE I — INCOME TAXES — Continued
A reconciliation of income tax expense to the amount computed using the U.S. federal statutory tax rate of 34% is as follows for the year ended December 31:

	2009	2008	2007
Income taxes computed at the statutory rate of 34%	$5,629,047	$600,168	$2,780,622
State and foreign income taxes — net of federal benefit and change in valuation allowance	(555,409)	(278,394)	(3,372)
Excluded foreign income	577	(57,469)	(278,974)
Patent amortization	155,983	151,526	151,526
Research and development credits	(175,000)	(299,522)	(122,000)
Stock-based compensation	65,391	56,703	(159,843)
Other	(15,943)	97,959	136,041

Total income tax expense	$5,104,646	$270,971	$2,504,000

Amounts and types of temporary differences creating current and non-current deferred income tax assets and liabilities are as follows at December 31:

	2009	2008
Current:
Royalties and compensation	$139,920	$175,556
Accounts receivable allowances	866,922	879,686
Accrued warranty and accounts payable	539,104	1,020,869
Inventory valuation	480,033	484,109
Other	(99,225)	(264,268)

Net deferred income tax asset	$1,926,754	$2,295,952

Non-current:
Deferred compensation	$—	$85,694
Depreciation	379,145	(106,019)
Accounts payable	—	1,314,127
Net operating losses of foreign subsidiaries	33,998	42,390
Amortization	46,263	56,327

Net deferred income tax asset	$459,406	$1,392,519

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE J — EMPLOYEE RETIREMENT SAVINGS 401(K) PLAN
The Company has established a 401(k) plan for all eligible employees. The plan allows employees to defer up to 100% of compensation subject to the maximum statutory dollar limit. For employees who meet certain eligibility requirements, the Company may contribute to the plan a matching percentage of employee contributions. The Company matching percentage was 50% in 2009, 2008 and 2007. The amount of the Company’s matching contribution is limited to a maximum of three percent of each employee’s eligible compensation, although additional contributions may be made by resolution of the plan’s trustees. Company contributions vest to employees ratably over five years. During a portion of 2009 the Company temporarily suspended the matching contribution. Expense for Company matching contributions and administrative costs related to the employee retirement savings 401(k) plan was $259,187 in 2009, $406,262 in 2008 and $389,196 in 2007.
NOTE K — STOCK-BASED COMPENSATION
The Company’s 1997 Incentive Stock Option Plan (the “1997 Plan”) provided for the granting of options to both employees and non-employees for the purchase of up to 3,307,642 shares of the Company’s Class A common stock. The 1997 Plan expired in December 2007 and no further options may be granted thereunder. During 2008, the Board of Directors approved the 2008 Incentive Stock Option Plan (the “2008 Plan”) and authorized 500,000 shares for grant under the plan. There were 27,720 and 316,180 shares available for future grant under the 2008 Plan as of December 31, 2009 and 2008. The 2008 Plan expires in 2018 at which time no further options may be granted under the Plan. Under both plans, the terms of options granted are determined by the Board of Directors, but in no event shall the exercise period exceed ten years from the date of grant. The exercise price is established by the terms of the individual plan agreements and is equal to the fair market value of the stock at the date of grant, as determined by the Board of Directors. Options issued become exercisable over vesting periods ranging from zero to five years as provided in the individual plan agreements. Upon a change in control of the Company, as defined in the Plans, all options outstanding on the date of the change in control become fully exercisable.
Total stock-based compensation for options granted to employees included in operating expense was $188,588 in 2009, $153,636 in 2008 and $84,018 in 2007. As of December 31, 2009, approximately $87,400 of total unrecognized compensation costs related to non-vested awards is expected to be recognized over a weighted-average period of approximately one year.
During fiscal years 2008 and 2007, the Company recorded compensation expense relating to options granted to non-employees totaling of $13,138 and $13,144, respectively. As of December 31, 2008 these options have been fully expensed and no further compensation expense will be recognized in future years.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE K — STOCK-BASED COMPENSATION — Continued
The fair value of each stock option award was estimated on the date of grant using the Black-Scholes option pricing model in 2009, 2008 and 2007. The following assumptions were used to estimate the fair value of options:

Assumptions:	2009	2008	2007

Expected dividend yield	0%	0%	0%
Expected life	1 year	2 years	3 years
Expected volatility	30%	30%	30%
Risk-free interest rate	0.33% to 0.66%	1.5% to 2.5%	3.9% to 4.8%
The weighted-average fair value of options granted during the years ended December 31, 2009, 2008 and 2007 were $0.25, $1.07 and $1.75, respectively.

A summary of activity related to common stock options is as follows for the years ended December 31:

		Weighted-
	Number of	average
	common stock	exercise
	options	price
Outstanding at December 31, 2006	3,115,721	$4.29
Granted	67,608	5.54
Canceled	(93,880)	4.24
Exercised	(177,835)	3.06

Outstanding at December 31, 2007	2,911,614	4.39
Granted	186,860	5.79
Canceled	(102,615)	4.72
Exercised	(29,679)	2.82

Options outstanding at December 31, 2008	2,966,180	4.49
Granted	289,800	6.72
Canceled	(107,255)	4.55
Exercised	(1,831,424)	2.50

Options outstanding at December 31, 2009	1,317,301	$4.95

Options exercisable at December 31, 2009	976,626	$4.76

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE L — RELATED PARTY TRANSACTIONS
Royalty and License Agreements
In April 1999, the Company entered into a royalty and license agreement with the majority stockholder of the Company. The Company obtained licenses for the use of patents owned by the majority stockholder until such time as the parties terminate their respective rights under the agreement. In return for the use of the patents, the Company pays royalties to the majority stockholder based on a percentage (0.50% for the first quarter in 2009, 0.75% for the remaining three quarters in 2009, and 0.75% in 2008) of net product sales. Royalty fees charged to operations under this royalty agreement were $1,058,863 in 2009, $1,083,153 in 2008 and $993,039 in 2007. Royalty payments will be based on a percentage of 1.5% of net product sales beginning in the second quarter of 2010.
NOTE M — LITIGATION
In July 2006, a patent infringement suit was filed against the Company and three of its customers in United States District Court for the Eastern District of Texas. The Company agreed to indemnify the three customers for costs and damages. The parties settled the litigation out of court, and incurred settlement and defense costs totaling $8,314,262 in 2008 and $338,113 in 2007 which were included in the results of operations.
The Company is currently not subject to any pending or threatened litigation, other than routine litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on the financial condition or results of operations.
NOTE N — DEFERRED COMPENSATION AND SALARY ARRANGEMENTS
The Company entered into a Salary Continuation Plan and Agreement with the Company’s founder and former Chairman of the Board of Directors in 2002. Under the terms of that agreement the Company has been obligated to pay to his widow or lineal descendants $20,000 per month and continuing through April 2010 at which time payments under the agreement will cease. In 2005, the Company recognized deferred compensation expense for the present value of the cash payments. Current maturities of other long-term liabilities include $63,986 and $217,527 at December 31, 2009 and 2008.
NOTE O — SHAREHOLDER NOTE AND INTEREST RECEIVABLE
During 2009, $8,638,140 was loaned to certain executives of the Company under notes secured by 1,685,233 shares of the Company’s common stock together with all rights related thereto. The notes are due in full on July 23, 2012. Interest at a fixed rate of one percent accrues quarterly and the Company retains its security interest and rights regarding note repayment until they are paid in full. At December 31, 2009, the shareholder note and interest receivable was $8,675,497.

Ergotron, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
Years ended December 31, 2009, 2008 and 2007
NOTE P — DIVIDEND
In October 2009, the Board of Directors of the Company declared a dividend of $0.50 per share payable to shareholders of record on December 18, 2009. Dividends totaling $4,746,848 were paid on December 30, 2009.
NOTE Q — STOCK REDEMPTION
In October 2007, the Board of Directors approved a plan to repurchase stock of the Company for up to an aggregate purchase price of $30,000,000 at $9.25 per share. The Company engaged an independent specialist to determine the estimated fair value of the Company on a fully-diluted, controlling-interest basis in determining the purchase price per share. The Company provided a disclosure document and stock tender offer to all eligible shareholders in October 2007. Eligible shareholders consisted of shareholders of record as well as vested option holders at the close of business on October 26, 2007. In addition, additional shareholders who were not shareholders of record on October 26, 2007 but subsequently acquired stock in private purchases were allowed to participate, provided the shareholder executed and delivered to the Company a waiver of notice period and all other documents required by the Company for the repurchase. The Company established November 28, 2007 as the final date for shareholders to deliver executed stock sale agreements to the Company. Option holders who wished to sell were also required to exercise options and render payment for the full exercise price by that date. As a result, the Company repurchased and retired a total of 1,567,215 shares of common stock totaling $14,496,739 in 2007. There was no stock redemption activity in 2008 and 2009.